UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2017

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

Item 3.02        Unregistered Sales of Equity Securities

On August 3, 2017 we entered into a debt settlement subscription agreement with a creditor for settlement of amounts owed relating to an outstanding convertible note in the principal amount of $708,000, inclusive of accrued interest. In lieu of receiving cash as payment, the creditor has agreed to accept 70,000,000 Class C Convertible Preferred Shares of the Company as payment of the indebtedness, pursuant to the terms of the settlement agreement.

Thereafter, on August 23, 2017, Company has issued an aggregate of 70,000,000 Class C Convertible Preferred Shares at the deemed price of $0.0101 per share. We have issued all of the shares to one US person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended.

Item 3.03        Material Modification to Rights of Security Holders

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2017, our Board of Directors approved a Certificate of Designation authorizing the creation of 70,000,000 Class C Preferred Shares. The Class C Shares are convertible, redeemable and have certain enhanced voting rights.

The complete Certificate of Designation is filed as Exhibit 4.1 to this Current Report.

Item 9.01        Financial Statements and Exhibits

4.1	Certificate of Designation filed August 22, 2017

10.1	Debt Settlement Subscription Agreement, dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alex Walsh
Alex Walsh
President and Director

Date: August 23, 2017